Exhibit 10.2

Execution Version

ASSIGNMENT AND AMENDMENT NO. 4 TO AMENDED AND RESTATED OMNIBUS AGREEMENT

THIS ASSIGNMENT AND AMENDMENT NO. 4 TO AMENDED AND RESTATED OMNIBUS AGREEMENT (this “Fourth Amendment”) is made and entered into as of February 1, 2016 by and among TRANSMONTAIGNE PARTNERS L.P., a Delaware limited partnership (the “Partnership”), TRANSMONTAIGNE LLC, a Delaware limited liability company and formerly known as TransMontaigne Inc. (“TM LLC”), TRANSMONTAIGNE GP L.L.C., a Delaware limited liability company (the “General Partner”), TRANSMONTAIGNE OPERATING GP L.L.C., a Delaware limited liability company (the “OLP GP”), TRANSMONTAIGNE OPERATING COMPANY L.P., a Delaware limited partnership (the “Operating Partnership”), and GULF TLP HOLDINGS, LLC, a Delaware limited liability company (“Buyer” and, together with the Partnership, TM LLC, the General Partner, the OLP GP and the Operating Partnership, each a “Party” and collectively the “Parties”).

RECITALS

A.                                    The Parties (other than Buyer) previously entered into the Amended and Restated Omnibus Agreement dated as of December 31, 2007, but effective for all purposes as of January 1, 2008, as amended by the First Amendment to Amended and Restated Omnibus Agreement dated as of July 16, 2013, the Second Amendment to Amended and Restated Omnibus Agreement dated as of April 14, 2015, and the Third Amendment to Amended and Restated Omnibus Agreement (the “Third Amendment”) dated as of June 16, 2015 (collectively, the “Original Agreement”); and

B.                                    The Parties acknowledge that, as of the date hereof, the current annual rate of the Administrative Fee, escalated in accordance with Section 2.1(a) of the Original Agreement, is $11,320,488 (excluding, for the avoidance of doubt, any fees or reimbursements for butane blending services).

C.                                    The Parties desire to amend the Original Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.              ARTICLE I: CONSTRUCTION

1.1.                            Defined Terms. Terms and references used but not otherwise defined in this Fourth Amendment have the respective meanings given to such terms in the Original Agreement.

1.2.                            Headings. All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Fourth Amendment.

1.3.                            References. Each reference in the Original Agreement to “this Agreement”, “herein” or words of like import referring to such Original Agreement shall mean and be a reference to the Original Agreement, as amended by this Fourth Amendment, and “thereunder”,

“thereof’ or words of like import shall mean and be a reference to the Original Agreement, as amended by this Fourth Amendment. Any notices, requests, certificates and other documents executed and delivered on or after the date hereof may refer to the Original Agreement without making specific reference to this Fourth Amendment, but nevertheless all such references shall mean the Original Agreement as amended by this Fourth Amendment.

2.              ARTICLE II: ASSIGNMENT.

2.1.                            TM LLC hereby assigns, transfers and conveys all of its rights, title and interest in and to the Omnibus Agreement to Buyer. In accordance with Section 5.6 of the Original Agreement, each Party hereby irrevocably consents to such assignment.

3.              ARTICLE III: AMENDMENT TO AGREEMENT.

3.1.                            The second stand-alone paragraph of Section 2.1(a) of the Original Agreement, which was added to the Original Agreement pursuant to the Third Amendment, is hereby deleted in its entirety.  The Parties acknowledge and agree that the matters formerly addressed by such provisions will, as of and following the date hereof, be addressed in the Butane Blending Services Agreement, dated as of the date hereof, by and among NGL Energy Partners LP, TransMontaigne Services LLC and the Operating Partnership.

3.2.                            The following provisions shall be added as a new Section 2.1(g) of the Original Agreement, and by its execution of this Fourth Amendment Buyer hereby acknowledges and agrees to the Assignment (defined below) and agrees to be bound by the terms of the Original Agreement upon the consummation of the Assignment:

“(g)       Notwithstanding anything to the contrary in this Restated Agreement (including Sections 2.1(a) and 2.1(e)), the “Applicable Period” shall not terminate upon the closing of the transactions contemplated by that certain Purchase Agreement, dated as of January   , 2016, by and among TransMontaigne Services LLC and Buyer, it being the intention of the Parties that this Restated Agreement shall remain in full force and effect following such Closing (as modified by this Fourth Amendment) (such date being referred to herein as the “Assignment Date”), and without any further action required on the part of any Party, (i) all of the rights and obligations of TMG or its Affiliates arising on or after the Assignment Date under this Restated Agreement shall be deemed to be assigned in their entirety to Buyer, (ii) this Restated Agreement shall be deemed to be amended and restated, effective as of the Assignment Date, to remove TMG from the definition of “Party” and to replace each such reference to TMG in this Restated Agreement (and all similar references to TMG) to Buyer, and (iii) TMG shall have no further rights or obligations pursuant to this Restated Agreement; provided that such assignment shall not affect the rights and obligations of the Parties prior to the Assignment Date, including any outstanding payment obligations on the part of any Party.”

3.3.                            Pursuant to  Section 5.2 of the Original Agreement, Buyer hereby stipulates to the other Parties that, following the assignment of the Original Agreement to Buyer, the notice address for Buyer for purposes of Section 5.12 of the Original Agreement is as follows:

Gulf TLP Holdings, LLC

c/o ArcLight Capital Partners, LLC

200 Clarendon Street, 55th Floor

Attention: General Counsel

Facsimile No.: 617-867-4698

E-mail: tburke@arclightcapital.com

4.              ARTICLE IV: MISCELLANEOUS PROVISIONS

4.1.                            Effective Date.  This Fourth Amendment shall be effective as of the date hereof.

4.2.                            Scope of Fourth Amendment. The Original Agreement is amended only as expressly modified by this Fourth Amendment.  Except as expressly modified by this Fourth Amendment, the terms of the Original Agreement remain unchanged, and the Original Agreement is hereby ratified and confirmed by the Parties in all respects.  In the event of any inconsistency between the terms of the Original Agreement and this Fourth Amendment, this Fourth Amendment shall prevail to the extent of such inconsistency.

4.3.                            Representations and Warranties. Each Party represents and warrants that this Fourth Amendment has been duly authorized, executed and delivered by it and that each of this Fourth Amendment and the Original Agreement constitutes its legal, valid, binding and enforceable obligation, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

4.4.                            No Waiver. Except as expressly provided herein, the execution and delivery of this Fourth Amendment shall not be deemed or construed to (i) constitute an extension, modification or waiver of any term or condition of the Original Agreement, (ii) give rise to any obligation on the part of any Party to extend, modify or waive any term or condition of the Original Agreement, or (iii) be a waiver by any Party of any of its rights under the Original Agreement, at law or in equity.

4.5.                            Reaffirmation. Each Party hereby reaffirms each and every representation, warranty, covenant, condition, obligation and provision set forth in the Original Agreement, as modified hereby.

4.6.                            Choice of Law.  This Fourth Amendment shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

4.7.                            Jurisdiction.  The Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Fourth Amendment or the transactions contemplated hereby shall be brought and determined exclusively in in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and that any cause of action arising out of this Fourth Amendment shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

4.8.                            Waiver of Jury Trial. Each Party further waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any proceedings relating to this Fourth Amendment.

4.9.                            Severability. If any Article, Section or provision of this Fourth Amendment shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Fourth Amendment and the remaining portions of this Fourth Amendment shall remain in full force and effect.

4.10.                     Counterparts: Facsimile Signatures. This Fourth Amendment may be executed by the Parties in separate counterparts and delivered by electronic or facsimile transmission or otherwise and all such counterparts shall together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Assignment and Fourth Amendment to Amended and Restated Omnibus Agreement s as of the date first written above.

TRANSMONTAIGNE LLC

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Vice President

TRANSMONTAIGNE GP L.L.C

By:	/s/Frederick W. Boutin
Name:	Frederick W. Boutin
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Assignment and Fourth Amendment to Amended and Restated Omnibus Agreement s as of the date first written above.

TRANSMONTAIGNE PARTNERS L.P.
By: TransMontaigne GP L.L.C., its General Partner

By:	/s/Frederick W. Boutin
Name:	Frederick W. Boutin
Title:	Chief Executive Officer

TRANSMONTAIGNE OPERATING COMPANY L.P.
By: TransMontaigne Operating GP L.L.C.,
its General Partner

By:	/s/Frederick W. Boutin
Name:	Frederick W. Boutin
Title:	Chief Executive Officer

TRANSMONTAIGNE OPERATING GP L.L.C.

By:	/s/Frederick W. Boutin
Name:	Frederick W. Boutin
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Assignment and Fourth Amendment to Amended and Restated Omnibus Agreement s as of the date first written above.

GULF TLP HOLDINGS, LLC

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	President